EXHIBIT 24.3
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned director and officers of NORTEL NETWORKS INC. (the “Corporation”), which is about to file with the Securities and Exchange Commission (the “SEC”), Washington, D.C. 20549, pursuant to the provisions of the U.S. Securities Act of 1933, as amended, a registration statement on Form S-3 (the “Registration Statement”), hereby constitutes and appoints Gordon A. Davies her true and lawful attorney-in-fact and agent, for her and in her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments (including post-effective amendments) thereto, and other documents related thereto, with power where appropriate to affix the corporate seal of the Corporation thereto and to attest said seal and to file such Registration Statement and amendments thereto, with all exhibits thereto, and any and all other information and documents in connection therewith, with the SEC, hereby granting unto said attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.
          IN WITNESS WHEREOF, the undersigned have signed this Power of Attorney in the capacities and on the dates indicated.

Signature	Title	Date

/s/ K. E. Sledge K. E. Sledge	President and a Director	September 24, 2007

/s/ K. P. Poe K. P. Poe	Principal Accounting Officer	September 24, 2007